Exhibit 3.2

BY-LAW NO. 2022-1

a by-law relating generally to the transaction of the business and affairs of

BAUSCH + LOMB CORPORATION

(the “Corporation”)

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

In this By-law and all other By-laws of the Corporation, unless the context indicates otherwise:

(a)	“Act” means the Canada Business Corporations Act or any statute which may be substituted therefor, including the regulations thereunder, as amended from time to time;

(b)	“Articles” means the articles of the Corporation, as defined in the Act, and includes any amendments thereto;

(c)	“Board” means the board of directors of the Corporation;

(d)	“By-law” means this by-law and all other by-laws of the Corporation in force and effect from time to time, and any amendments, restatements or modifications made to such by-laws from time to time;

(e)	“director” means a director of the Corporation as defined in the Act;

(f)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder;

(g)	“Foreign Action” has the meaning set forth in Section 15.1;

(h)	“meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders;

(i)	“Nominating Shareholder” has the meaning set forth in Section 5.1;

(j)	“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(k)	“Notice Date” has the meaning set forth in Section 5.3(a);

(l)	“officer” means an officer of the Corporation as defined in the Act;

(m)

“person” includes a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similar extended meaning;

(n)	“Proposed Nominee” has the meaning set forth in Section 5.4;

(o)

“public announcement” means disclosure in a press release disseminated by the Corporation through a national news service in Canada or in the United States, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or on the Electronic Data Gathering, Analysis and Retrieval at www.edgar.com;

(p)	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder;

(q)

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes;

1.2	Interpretation

In this By-law and all other by-laws of the Corporation:

(a)	words importing the singular include the plural and vice-versa; and words importing gender include all genders; and

(b)	all words used in this By-law and defined in the Act shall have the meanings given to such words in the Act or in the related Parts thereof.

ARTICLE 2

GENERAL BUSINESS

2.1	Registered Office

The registered office of the Corporation shall be in the province within Canada specified in the Articles or in a special resolution and at such location therein as the Board may from time to time determine.

2.2	Seal

The Corporation may have a seal which shall be adopted and may be changed by the Board. The absence of a seal on a document of the Corporation does not render the document invalid.

2.3	Financial Year

The financial year of the Corporation shall end on the 31st day of December in each year. The Board may, by resolution, change the financial year-end of the Corporation from time to time.

2.4	Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

ARTICLE 3

BORROWING

3.1	Borrowing

Without limit to the powers of the Board as provided in the Act, but subject to the Articles, the Board may from time to time on behalf of the Corporation:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Corporation.

Nothing in this Section 3.1 limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

ARTICLE 4

DIRECTORS

4.1	Duties of Directors

The Board shall manage or supervise the management of the business and affairs of the Corporation.

4.2	Number

The Board shall consist of a number of directors as shall be set out in the Articles or, if the Articles establish a minimum and a maximum number of directors, as may be determined from time to time by the Board within such limits in accordance with the Articles.

4.3	Place and Calling of Meetings

Meetings of the Board shall be held from time to time at such place (within or outside Canada), on such day and at such time as the Board, the chairperson of the Board, the lead independent director (if any) or any two directors may determine, provided that a meeting may be held entirely by means of telephonic, electronic, or other communications facilities pursuant to this By-law and the Act.

4.4	Notice of Meetings

Notice of the time and place of each meeting of the Board shall be given to each director a reasonable period before the time when the meeting is to be held and need not be in writing. A notice of meeting need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

Notwithstanding the foregoing, decisions made during the course of a meeting of the Board shall be valid notwithstanding any irregularity, thereafter discovered, in the calling of the meeting of the Board.

4.5	Waiver

Any director may waive a notice of meeting of the Board. Attendance of a director at a meeting of the Board constitutes waiver of notice of such meeting unless the director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

4.6	Adjourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.7	First Meeting of New Board

Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such Board is elected, to elect or appoint the officers and consider, deal with and dispose of any other matter.

4.8	Quorum

A majority of the directors in office from time to time, or, subject to the Act, such greater or lesser number as the directors may determine from time to time, shall constitute a quorum for the transaction of business at any meeting of the Board. In the absence of a quorum within 15 minutes following the scheduled start of the meeting, the directors present may only deliberate on the meeting’s adjournment. A quorum of directors may exercise all of the powers of the Board despite any vacancy on the Board.

4.9	Action by Board

Subject to the Act, the Board shall exercise its powers by or pursuant to a resolution passed at a meeting of the Board at which quorum is present or approved in writing in accordance with these By-laws.

4.10	Chairperson and Secretary

The chairperson of the Board or, in the chairperson’s absence, the lead independent director (if any), or in the lead independent director’s absence, the Chief Executive Officer, shall be chairperson of any meeting of the Board. If none of these individuals are present, the directors present shall choose one of their number to be chairperson.

The secretary of the Corporation shall act as secretary at any meeting of the Board and, if the secretary of the Corporation is absent, the chairperson of the meeting, shall appoint a person who need not be a director to act as a secretary of such meeting. The directors present at a meeting may nevertheless appoint a person who need not be a director to act as a chairperson or secretary of such meeting.

4.11	Votes to Govern

Subject to the Act, at all a meetings of directors or a committee of directors, each director shall be entitled to one vote and any question shall be decided by a majority of the votes cast on the question, and, in the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.

Any question at a meeting of directors or a committee of directors shall be decided by a show of hands unless the chairperson orders or a director requests a ballot, in which case the vote shall be taken by ballot. If the vote is taken by ballot, the secretary shall act as scrutineer and count the ballots. The fact of having to vote by ballot shall not deprive a director of the right to express his dissidence in respect of the resolution concerned and to cause such dissidence to be entered. Voting by proxy shall not be permitted at meetings of directors or a committee of directors.

4.12	Written Resolution

A resolution in writing, signed by all the directors entitled to vote on that resolution, is as valid as if it had been passed at a meeting of the Board or a committee of the Board, as the case may be. A copy of each signed resolution shall be kept with the minutes of the proceedings of the Board or committee of the Board, as the case may be. Any such resolution if signed as of any date shall be deemed to have been passed on such date.

4.13	Electronic Participation

Subject to the Act and if all of the directors of the Corporation consent, a director may participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting. A director’s consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board held while the director holds office. A director participating in a meeting by such means shall be deemed to be present at that meeting.

4.14	Electronic Voting

Subject to the Act, a director participating in a meeting by telephonic, electronic or other communication facility in accordance with section 4.13 may vote by any reasonable means (including verbal assent) given the nature of such communication facility.

4.15	Conflict of Interest

A director or officer of the Corporation who (i) is a party to a material transaction or material contract, or a proposed material transaction or material contract, with the Corporation, (ii) is a director or an officer of, or an individual acting in a similar capacity, of a party to a material contract or material transaction, or a proposed material transaction or material contract, with the Corporation or (iii) has a material interest in any person who is a party to a material transaction or material contract, or a proposed material transaction or material contract, with the Corporation shall disclose the nature and extent of that director or officer’s interest at the time and in any manner permitted by the Act.

Unless otherwise permitted by the Act, no such director shall attend any part of a meeting of directors during which such contract or transaction is discussed or vote on any resolution to approve any such contract or transaction. If no quorum exists for the purpose of voting on such a resolution only because a director is not permitted to be present at the meeting due to a conflict of interest, the remaining directors shall be deemed to constitute a quorum for purposes of voting on the resolution.

4.16	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Corporation as such, who is also a director.

4.17	Reimbursement of Expenses of Directors

The Corporation must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Corporation.

4.18	Special Remuneration for Directors

If any director performs any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Corporation’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

4.19	Resignations

A director may resign from office by delivering or sending a written notice to the Corporation and such resignation will become effective at the time it is received by the Corporation or at the time specified in the notice, whichever is later. A director will immediately cease to hold office if such director ceases to meet the requirements to hold office as specified in the Act.

ARTICLE 5

NOMINATIONS OF DIRECTORS

5.1	Nomination Procedures

Subject only to the Act and the Articles, only persons who are nominated in accordance with the procedures set out in this Article 5 shall be eligible for election as directors to the Board. Nominations of persons for election to the Board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a)	by or at the direction of the Board, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Act or a valid requisition of shareholders made in accordance with the provisions of the Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(i)

is, at the close of business on the date of giving notice provided for in this Article 5 and on the record date for notice of such meeting, either entered in the central securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation;

(ii)	has given timely notice in proper written form as set forth in this Article 5; and

(iii)	complies with the procedures set forth in this Article 5, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination.

5.2	Exclusive Means

For the avoidance of doubt, this Article 5 shall be the exclusive means for any person to bring nominations for election to the Board before any annual or special meeting of shareholders of the Corporation, unless otherwise required pursuant to mandatory provisions of U.S. securities laws. Nothing contained in this Article 5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy circular pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

5.3	Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”) and therefore properly brought, the Nominating Shareholder’s notice must be received by the corporate secretary of the Corporation at the principal executive offices or registered office of the Corporation:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Eastern time) on a date that is not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders (which date shall, for the purposes of the Corporation’s first annual meeting of shareholders after its shares are first publicly traded, be deemed to have occurred on May 2nd of the preceding calendar year); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 90 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting (each such date being the “Notice Date”); provided, further, that in no event shall any adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nominating Shareholder’s notice as described above; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the Notice Date.

The number of nominees a Nominating Shareholder may nominate (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Nominating Shareholder may nominate on behalf of such beneficial owner) for election shall not exceed the number of directors to be elected at the annual meeting.

Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board and there is no notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Article 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the corporate secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such notice or public disclosure of such increase was made by the Corporation. A Nominating Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the corporate secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of this By-law shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under this By-law or enable or be deemed to permit a shareholder who has previously submitted a notice under this By-law to amend or update any proposal or to submit any new proposal, including by changing or adding nominees.

5.4	Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 5 and disclose or include, as applicable:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(i)	the name, age, business and residential address of the Proposed Nominee;

(ii)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(iii)

the class or series and number of securities of each class of securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iv)

all other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to the Act and Securities legislation (even if an election contest is not involved);

(v)	a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the Act;

(vi)	a written questionnaire with respect to the background and qualification of each Proposed Nominee (which questionnaire shall be provided by the corporate secretary upon written request);

(vii)

representations that each Proposed Nominee will agree to comply with the policies and guidelines applicable to all directors of the Corporation (which shall be provided by the corporate secretary upon written request);

(viii)

any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how each Proposed Nominee, if elected, will vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with each such Proposed Nominee’s ability to comply, if elected, as a director of the Corporation, with each Proposed Nominee’s fiduciary duties under applicable law; and

(ix)

a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that each Proposed Nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation, as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this By-law, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

(b)	as to each Nominating Shareholder giving the notice and each beneficial owner, if any, of any securities of securities held by the Nominating Shareholder:

(i)	their name, business and residential address;

(ii)

the class or series and number of securities of the Corporation or any of its subsidiaries owned (beneficially or of record) or over which control or direction is exercised, directly or indirectly, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii)

full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board;

(iv)

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or any other instruments with exercise, conversion or settlement rights related to the shares of the Corporation, with a value derived from the value of the shares of the Corporation or designed to produce economic benefits and risks that correspond substantially to the ownership of shares of the Corporation) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate the economic effect, loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder or any such beneficial owner or any such Proposed Nominee with respect to the Corporation’s securities;

(v)

any other information relating to such Nominating Shareholder and beneficial owner, if any, on whose behalf the nomination is being made, that would be required to be included in a proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act and/or Securities legislation (including in accordance with Section 14(a) of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder);

(vi)

a representation that the Nominating Shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and

(vii)

a representation as to whether such Nominating Shareholder intends or is part of a group that intends to deliver a proxy circular and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding share capital required to elect each such nominee and/or otherwise solicit proxies or votes from shareholders in support of such nomination.

(c)

the Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee.

Reference to “Nominating Shareholder” in this Section 5.4 shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

5.5	Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 5 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Corporation with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

5.6	Defective Nomination Determination

The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 5, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

5.7	Delivery of Information

Any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 5 may only be given by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Corporation and shall be deemed to have been given and made on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. (Eastern time) and otherwise on the next business day.

5.8	Waiver

Notwithstanding anything to the contrary set forth herein, the Board may, in its sole discretion, waive any requirement in this Article 5.

ARTICLE 6

COMMITTEES

6.1	Audit Committee

The directors shall appoint from among their number an audit committee the composition and function of which will comply with applicable law, including that the audit committee’s function and responsibilities will include those provided in the Act and under securities legislation and under the listing rules of each of the Toronto Stock Exchange and New York Stock Exchange.

6.2	Other Committees

The Board may designate and appoint additional committees of directors and, subject to the limitations prescribed by the Act, may delegate to such committees any of the powers of the Board.

6.3	Procedure

Subject to the Act and unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Subject to the foregoing, the procedure of each committee will be governed by the provisions of this By-law that govern proceedings of the Board so far as the same can apply, except that a meeting of a committee can be called by any member of that committee (or by any member or the auditor, in the case of the audit committee), notice of any such meeting must be giving to each member of the committee (or each member of the committee and the auditor, in the case of the audit committee) and the meeting will be chaired by the chairperson of the committee or, in the chairperson’s absence, by another member of the committee. Each committee must provide a report to the Board concerning its activities if the Board makes such a request. For clarity, the Board may cancel or modify any decision made by a committee.

ARTICLE 7

OFFICERS

7.1	Appointment of Officers

The Board may from time to time designate the offices of the Corporation, appoint persons to such offices, specify their duties and functions and, subject to any limitations prescribed in the Act, may delegate to them powers to manage the business and affairs of the Corporation. An officer may, but need not, be a director, and the same person may hold more than one office.

7.2	Conflict of Interest

An officer shall disclose any interest of that officer in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with Section 4.15, modified as necessary, and such contract or transaction must be subject to the approval of the Board.

ARTICLE 8

PROTECTION OF DIRECTORS AND OFFICERS

8.1	Limitation of Liability

Except as provided by the Act, no director or officer shall be liable for:

(a)	the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

(b)

any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;

(c)

any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

(d)	any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation;

(e)

any other loss, damage or misfortune whatever which may happen in the execution of the duties of the director’s or officer’s respective office or in relation thereto, unless the same shall happen by or through the director’s or officer’s failure to exercise the powers and to discharge the duties of the director’s or officer’s office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability for a breach of the Act.

ARTICLE 9

INDEMNIFICATION

9.1	Indemnity of Directors and Officers

(a)

Subject to the limitations provided by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(b)	The Corporation may not indemnify an individual under paragraph (a) unless the individual:

(i)

acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request, as the case may be; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

(c)

The Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in paragraph (b) provided such individual has agreed in writing to repay the moneys if he or she does not fulfil the conditions in paragraph (b).

(d)

If required by an individual referred to in paragraph (a), the Corporation shall seek the approval of a court to indemnify such individual or advance moneys under paragraph (c) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual’s association with the Corporation or other entity as described in paragraph (a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in paragraph (b).

9.2	Insurance

The Corporation shall purchase and maintain insurance for the benefit of an individual referred to in Section 9.1(a) against any liability incurred by such individual:

(a)	in the individual’s capacity as a director or officer of the Corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

9.3	Indemnities Not Exclusive

Each of the provisions of this Article 9 shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held on such day and at such time in each year as the Board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.2	Special Meetings

Special meetings of the shareholders may be called at any time as determined by the Board, such meeting to be held on such day and at such time as the Board may determine. Any special meeting of the shareholders may be combined with an annual meeting of the shareholders.

10.3	Place of Meetings

Meetings of shareholders shall be held at such place as the Board may determine from time to time, provided that the Board may in its sole discretion determine that a meeting of shareholders shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility pursuant to Section 10.5.

10.4	Notice of Meetings

Subject to the Act, notice of the time and place of each meeting of shareholders shall be sent, not less than 21 days nor more than 60 days prior to the date fixed for such meeting, to each person entitled to vote at the meeting, to each director and to the auditor of the Corporation. The signature of any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

10.5	Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.6	Participation in Meeting by Electronic Means

Subject to the Act, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means shall be deemed to be present at the meeting.

10.7	Electronic Meetings

Subject to the Act, if the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately during the meeting.

10.8	Advance Notice for Proposals

No business may be transacted at an annual general meeting other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual general meeting by or at the direction of the Board, or (iii) otherwise properly brought before the annual general meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this Section 10.8.

For business to be properly brought before an annual general meeting by a shareholder of the Corporation, such shareholder must submit a proposal that is a proper matter for shareholder action to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Corporation only in accordance with the requirements set forth in Article 5. The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act and U.S. securities laws. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with Article 5.

10.9	Chairperson and Secretary

The chairperson of the Board or, if the chairperson is not present or declines or is unable to act, the lead independent director (if any) or, if the lead independent director is not present or declines or is unable to act, the Chief Executive Officer, shall be chairperson of any meeting of shareholders.

If none of these individuals are present within 15 minutes after the time set for holding the meeting, or if the chair of the Board, the lead independent director (if any) and the Chief Executive Officer are not able or unwilling to act as chair of the meeting, or if all such individuals have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairperson of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

10.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those persons entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-law to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

10.11	Quorum

A quorum of shareholders is present at a meeting of shareholders, if the holders of 33 1/3% of the shares entitled to vote at such meeting (which amount must constitute at least 2 shareholders) are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the persons present and entitled to vote at such meeting may determine, then, in the case of a meeting of shareholders requisitioned by shareholders, the meeting is dissolved and, in the case of any other meeting of shareholders, the meeting stands adjourned to a fixed time and place the same day in the next week at the same time and place, unless the chair of the Board or the directors shall determine to set a different time and place.

10.12	Time for Deposit of Proxies

The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent or mandatary thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting.

10.13	Chair May Determine Validity

The chair of any meeting of shareholders may (but need not) determine whether or not a proxy deposited for use at the meeting, which does not strictly comply with the requirements of these By-laws, as to form, execution, accompanying documentation, time of filing or otherwise, will nonetheless be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

A proxy is only valid in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

10.14	12.17 Production of Evidence of Authority to Vote

The chairperson of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

10.15	Access to Proxies

Unless otherwise determined by the Board in its sole discretion, no shareholder will be provided with access to any proxy materials relating to a meeting of shareholders prior to such meeting taking place. Upon the request of a shareholder not earlier than one business day following a meeting of shareholders, the Corporation shall provide such shareholder with access to the proxies deposited with the Corporation in connection with such meeting.

The Corporation must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Corporation may destroy such ballots and proxies.

10.16	Joint Shareholders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

10.17	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Corporation is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Corporation, and:

(a)	for that purpose, the instrument appointing a representative must be received:

(i)

at the registered office of the Corporation or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(ii)

at the meeting or any adjourned or postponed meeting, by the chairperson of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(b)	if a representative is appointed under this Section 10.17:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Corporation by written instrument, fax or any other method of transmitting legibly recorded messages.

10.18	Votes to Govern

Except as otherwise required by the Act and/or the Articles, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast by all who are entitled to vote.

10.19	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or the functional equivalent) or upon a ballot, have a second or casting vote in addition to the vote or votes to which the chairperson may be entitled as a shareholder or proxyholder.

10.20	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands (or the functional equivalent) unless a ballot is required or demanded as provided in these By-laws. Upon a show of hands, every person who is present and entitled to vote shall have one vote.

Whenever a vote by show of hands has been taken upon a question, unless a ballot is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such resolution, and the result of the vote so taken shall be the decision of the shareholders upon such resolution.

10.21	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon that question.

10.22	Electronic Voting

(a)

Notwithstanding Section 10.20, any person participating in a meeting of shareholders by telephonic, electronic, or other communication facility in accordance with Section 10.5 and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

(b)

Any vote referred to in Section 10.21 may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided, in each case, that the facility:

(i)	enables the votes to be gathered in a manner that permits their subsequent verification; and

(ii)	permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

10.23	Procedures at Meetings

The chairperson of any meeting of shareholders shall preside over its deliberations and ensure its orderly conduct. The chairperson has all powers necessary to ensure that the meeting is able to effectively conduct the business for which it was called. To this end, the chairperson shall determine and conduct the procedure in all respects, and his or her decisions, including those pertaining to the validity or invalidity of proxies, shall be conclusive and binding. Everyone attending the meeting, whether or not a shareholder, must comply with the instructions of the chairperson.

At all times during the meeting, the chairperson may, of his own initiative, suspend the meeting for a specified amount of time. The chairperson may also adjourn the meeting for a valid reason such as a disturbance or confusion rendering the harmonious and orderly conduct of the meeting impossible.

10.24	Adjournment and Termination

The chair of the meeting of shareholders or the chairperson of the Board may adjourn the meeting from time to time and from place to place and may terminate any meeting of shareholders on completion of the business for which it was called as set out in the notice of meeting. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

ARTICLE 11

SECURITIES

11.1	Issuance

Subject to the Act and the Articles and the rights, if any, of the holders of issued shares of the Corporation, the Board may accept subscriptions for, issue, allot, sell, distribute, in whole or in part, the unissued shares of the Corporation, grant options thereon or otherwise dispose thereof at the times, to the persons, including directors, in the manner, upon the terms and conditions and for the lawful consideration in compliance with the Articles and the Act which is determined by the directors.

11.2	Securities Records

The Corporation shall maintain, or shall cause its agent or mandatary to maintain, a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b)	the number of shares or other securities held by each holder; and

(c)	the date and particulars of the issue and transfer of each share or other security.

11.3	Transfer Agents and Registrars

The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. One person may be appointed both registrar and transfer agent, and the Board may at any time terminate any such appointment.

11.4	Registration of Transfer

Subject to the Act, no transfer of a share shall be registered in a securities register of the Corporation except: (a) upon presentation of the certificates (or, where applicable, other evidence of electronic, book-based, direct registration service or other non-certificated entry of position on the applicable register of securityholders) representing such share with an endorsement or completed transfer power of attorney which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board or the Corporation’s transfer agent may from time to time prescribe; (b) upon payment of all applicable taxes and reasonable fees prescribed by the Board, if any; (c) upon compliance with such restrictions on transfer as are authorized by the Articles, if any; (d) upon satisfaction of any lien on such shares; and (e) upon compliance with and satisfaction of such other requirements as the Corporation or its transfer agent may reasonably impose.

11.5	Non-recognition of Trusts

Except as required by law or statute, the Articles of the By-laws or these Articles, no person will be recognized by the Corporation as holding any share upon any trust, and the Corporation is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute, the Articles or the By-laws or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

11.6	Security Certificates

A security issued by the Corporation may be represented by a security certificate or may be an uncertificated security. A certificated security is represented by a paper certificate in registered form, and an uncertificated security is represented by an entry in the securities register in the name of the securityholder.

Unless otherwise provided in the Articles, the directors may provide by resolution that any or all classes and series of its shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

11.7	Certificated Securities

In the case of certificated securities, the Corporation shall issue to the securityholder, without charge, a certificate in registered form.

Security certificates shall be in such form as the Board may from time to time approve in accordance with the requirements of the Act.

Subject to any resolution of the Board providing otherwise, the security certificates of the Corporation shall be signed by at least one of the following persons: (a) a director or Officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; or (c) a trustee who certifies it in accordance with a trust indenture. The signature may be printed or otherwise mechanically reproduced on the security certificate.

In the absence of any evidence to the contrary, the certificate is proof of the securityholder’s title to the security represented by the certificate.

Share certificates need not be under corporate seal.

11.8	Electronic, Book-Based or Other Non-Certificated Registered Positions

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other noncertificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

11.9	Replacement of Securities Certificates

Subject to the provisions of the Act, the Board or any Officer or agent designated by the Board may in the discretion of the Board or that person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate for a certificated security claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee, prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

11.10	Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

11.11	Deceased Securityholders

In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or it transfer agent.

ARTICLE 12

DIVIDENDS AND RIGHTS

12.1	Dividends

Subject to the Act and the Articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in whole or in part, in money or property or by issuing fully paid shares of the Corporation, or in any one or more of those ways.

12.2	Dividend Payments

A dividend payable in cash shall be paid (i) by electronic means, (ii) by cheque drawn on the Corporation’s bankers or one of them or (iii) by such other method as the directors may determine, in each case to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques may be mailed by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders, the payment shall be, unless such joint holders otherwise direct, (i) made payable to the order of all of such joint holders and (ii) sent to whichever of such joint holders is named first in the securities register of the Corporation.

The sending of a payment of a dividend, by any means or method, in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

12.3	Non-receipt of Payments

In the event of non-receipt of any payment made as contemplated in Section 12.2 by the person to whom it is sent, the Corporation shall issue re-payment to such person for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

12.4	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the dividend has been declared to be payable or the payment has been made shall be forfeited and shall revert to the Corporation.

ARTICLE 13

REPRESENTATION

13.1	Judicial Proceedings

Any director or officer, or any other person appointed for that purpose by any director or officer, is authorized (i) to bring any action, proceeding, motion, civil, criminal, administrative or other legal procedure, in the name of the Corporation or to appear and to answer on behalf of the Corporation to any writ, motion, notice, order, declaration or injunction issued by any court, to any examination on the facts relating to any litigation or any examination on discovery, as well as to any action, proceeding, motion or other legal procedure in which the Corporation is involved, (ii) to respond in the name of the Corporation to any garnishment or seizure in which the Corporation is garnishee or person who is subject to the seizure and to prepare and sign any affidavit or any solemn declaration related to such a garnishment or to any and all other legal procedure to which the Corporation is a party, (iii) to make any application for the assignment of property or any petitions for a receiving order against any debtor of the Corporation, (iv) to attend and to vote in any meeting of the creditors of the Corporation’s debtors, (v) to grant proxies and (vi), in respect of any such action, proceeding, motion or other legal procedure, to take any other action which he or she deems to be in the best interests of the Corporation.

13.2	Representation at Meetings

Any director or officer, or any other person appointed for that purpose by any director or officer, shall be authorized and empowered to represent the Corporation, attend and vote at any and all meetings of shareholders or members of any entity in which the Corporation holds shares or is otherwise interested, and take any other steps as in the officer’s or director’s opinion may be necessary or desirable to permit the exercise on behalf of the Corporation of voting rights attaching to any securities held by the Corporation. Any action taken or vote cast by such director, office or other person at any such meeting shall be deemed to be the act or vote of the Corporation. In addition, the Board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

13.3	Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director or Officer of the Corporation. In addition, the Board may from time to time direct the manner in which, and the individual or individuals by whom, any particular instrument or class of instruments may or shall be signed.

Notwithstanding the foregoing, the secretary or any other Officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation.

13.4	Execution in Counterpart, by Facsimile, and by Electronic Signature

Subject to the Act,

(a)

any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of secure electronic signature (as defined in the Act) or facsimile;

(b)

Any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document;

(c)

Subject to the Act, wherever a notice, document or other information is required under the Act or the By-law to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

13.5	Declarations in the Register

Any director or officer having ceased to hold such office as a result of his or her resignation, removal or otherwise shall be authorized, from fifteen (15) days after the date of such cessation, to sign on behalf of the Corporation and file with the director under the Act, the provincial enterprise register under the Act respecting the legal publicity of enterprises (Québec) or similar authority a form or amending declaration, as applicable, to the effect that he or she has ceased to be a director or officer, as applicable, unless he or she receives proof that the Corporation has filed such a declaration.

ARTICLE 14

NOTICES

14.1	Notice to Shareholders

Unless the Act or these By-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the Articles or these By-laws to be sent to a shareholder, may be sent by any one of the following methods: (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of fax, e-mail, or other form of electronic transmission, (iii) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (i) and (ii) above, including by mail, delivery, fax, e-mail or other form of electronic transmission, or (iv) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, when delivered to such service; (D) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s facsimile device; (E) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (F) if sent by any other form of electronic transmission, when sent to the shareholder; (G) if sent by posting it on or making it available through a generally accessible electronic source referred to in subsection 14.1(iii), on the day such person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (A) through (F) above; or (H) if sent by any other method permitted by applicable law, at the time that such person is deemed to have received such notice pursuant to applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder’s consent to receiving any notice, document or information by fax or e-mail by giving written notice of such revocation to the Corporation.

14.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

14.3	Computation of Time

In computing the date when notice must be sent under any provision requiring a specified period of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a non-business day.

14.4	Undelivered Notices

If any notice given to a shareholder pursuant to section 10.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

14.5	Omissions and Errors

The accidental omission to give or send any notice to any shareholder, director, Officer or auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

14.6	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, shall become entitled to any share or other security, shall be bound by every notice in respect of such security which shall have been duly given or sent to the securityholder from whom the person derives title to such share prior to that person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that person becomes so entitled) and prior to that person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

14.7	Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), director, officer or auditor may at any time waive the giving or sending of any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the Articles, the By-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing or given by electronic signature and may be sent by electronic means, except a waiver of notice of a meeting of shareholders or meeting of the Board which may be given in any manner. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

ARTICLE 15

MISCELLANEOUS

15.1	Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum:

(a)

the courts of the Province of British Columbia and appellate courts therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Act or this By-law (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim or otherwise related to the relationships among the Corporation, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Corporation or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. The preceding sentence of this Section 15.1 shall not apply to claims arising under the Securities Act, the Exchange Act or other U.S. federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction; and

(b)	the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in the share capital of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 15.1.

15.2	Invalidity

The invalidity or unenforceability of any provision of this By-law shall not affect the validity or enforceability of the remaining provisions of this By-law.

15.3	Conflict with the Act and the Articles

In the event of a contradiction between the Act, the Articles and the By-law, (i) the Act shall prevail over the Articles and the By-law and (ii) the provisions of the Articles shall take precedence over the By-law.